Exhibit 99.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
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ZELL/MERRILL LYNCH REAL ESTATE
OPPORTUNITY PARTNERS LIMITED
PARTNERSHIP III, an Illinois Limited
Partnership,

                      Plaintiff,                  96 Civ.

               -against-                                COMPLAINT

ROCKEFELLER CENTER PROPERTIES,
INC., a Delaware Corporation,

                       Defendant
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        Plaintiff, Zell/Merrill Lynch Real Estate Opportunity Partners Limited
Partnership III ("ZML"), for its complaint against Defendant Rockefeller Center Properties, Inc. ("RCPI"), states:

        1. ZML is an Illinois Limited Partnership with its principal place of business in Chicago, Illinois.

        2. Defendant RCPI is a corporation organized and existing under the laws of the State of Delaware with its principal place of business in New York, New York.

                         JURISDICTION

        3. This Court has subject matter jurisdiction of this action pursuant to 28 U.S.C. Section 1332, as the plaintiff and the defendant are citizens of different states and the amount in controversy exceeds $50,000, exclusive of interest and costs.

        4. This Court has personal jurisdiction over the defendant, as defendant is doing and transacting business in this District.

                             VENUE

        5. Venue is proper in this District pursuant to 28 U.S.C. Section 1391, as the defendant resides and does business within this District.

                             FACTS

        6. ZML is a real estate investment fund which owns and operates real property throughout the United States.

        7. RCPI is a publicly traded real estate investment trust which holds a mortgage on a portion of the property commonly known as Rockefeller Center in New York, New York.

        8. On or about August 18, 1995, ZML and RCPI entered into an Investment Agreement, dated August 18, 1995 (the "Agreement"), a copy of which is attached hereto as Exhibit A.

        9. Pursuant to Section 2 of the Agreement generally and Section 2.01 of the Agreement specifically, ZML agreed to make a term loan to RCPI in the principal amount of $10,000,000 (the "Loan"), subject to the terms and conditions set forth in the Agreement.

        10. On or about August 29, 1995, ZML made the Loan to RCPI pursuant to the Agreement.

        11. Pursuant to Section 8.01 of the Agreement, ZML agreed to purchase 1,788,908 common shares of RCPI, par value $0.01 per share (the "Initial Shares") for a purchase price of $10,000,000, and 2,325,581 common shares of RCPI, par value $0.01 per share (the "Subsequent Shares") for a purchase price of $13,000,000, each upon delivery to ZML of a written notice to purchase (a "Purchase Notice") in accordance with Section 8.01 of the Agreement.

        12. On or about September 27, 1995, pursuant to Section 8.01 of the Agreement, RCPI delivered a Purchase Notice executed by the President and Chief Executive Officer of RCPI to ZML requiring ZML to purchase the Initial Shares on October 2, 1995 for an aggregate purchase price of $10,000,000, a copy of which is attached hereto as Exhibit B.

        13. On October 2, 1995, ZML stood ready, willing and able to perform its obligations under the Agreement to purchase the Initial Shares and delivered a written notice thereof to RCPI, a copy of which is attached hereto as Exhibit C.

        14. Pursuant to Section 5.08 of the Agreement, upon purchase of the Initial Shares, RCPI is obligated to cause the appointment of a designee of ZML to the Board of Directors of RCPI.

        15. RCPI breached the Agreement on October 2, 1995, when it failed to perform its obligations under the Agreement by failing to sell to ZML the Initial Shares and to appoint a designee of ZML to the RCPI Board of Directors, as required by Sections 8.01 and 5.08 of the Agreement, respectively.

        16. On or about October 5, 1995, ZML notified RCPI that it was in default of its obligations under the Agreement and requested that RCPI correct this default and honor its obligations to consummate the purchase and sale of the Initial Shares and RCPI did not correct this default.


                                  COUNT 1

                            SPECIFIC PERFORMANCE

        17. ZML repeats and realleges paragraphs 1 through 16, and incorporates them herein by reference.

        18. ZML brings this action against RCPI for Specific Performance of the Agreement between ZML and RCPI.

        19. The Agreement between ZML and RCPI constitutes a legal, valid and binding contract which is enforceable by this Court.

        20. ZML has already substantially performed its duties under the terms of the Agreement, is willing and able to perform all remaining obligations that it has under the Agreement, and has so confirmed this to RCPI in writing.

        21. RCPI is able to perform its duties under the terms of the Agreement, as RCPI may still sell the Initial Shares to ZML and appoint a ZML designee to the RCPI Board of Directors, as required by the Agreement.

        22. ZML has no adequate remedy at law for the breach of the Agreement by RCPI, since the value to ZML of having the voting stock and a representative on RCPI's Board of Directors cannot be valued for compensatory damages. RCPI's breach of the Agreement denies ZML the opportunity to participate in the management of RCPI, which cannot be adequately compensated by monetary damages because calculating a figure would be impractical and speculative.

        WHEREFORE, ZML prays that this Court enter judgment in its favor and against RCPI for the following relief:

        a. An order directing RCPI to sell the Initial Shares to ZML and appoint a ZML designee to the RCPI Board of Directors in accordance with the terms of the Agreement;

        b. An order directing RCPI to be able to vote the Initial Shares at any Meeting of Shareholders of RCPI;

        c. An order awarding to ZML compensatory damages consistent with the proof at trial;

        d. An order awarding to ZML its costs and fees in connection with prosecuting this suit, including reasonable attorneys' fees, as allowed by law; and

        e.    Such other and further relief as this Court may deem just.



Dated:   New York, New York
         February 28, 1996

                                      SEYFARTH, SHAW, FAIRWEATHER
                                        & GERALDSON



                                      By: /s/ NATHANIEL H. AKERMAN
                                          ____________________________________
                                             Nathaniel H. Akerman (NHA-0241)
                                      Attorneys for Plaintiff
                                      900 Third Avenue
                                      New York, New York 10022-4728
                                      (212) 715-9000